Exhibit 10.20

SELECT ENERGY SERVICES, INC.
2016 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

Grant Date:	[●], 2018 (the “Grant Date”)
Name of Participant:	John Schmitz (the “Participant”)
Number of Shares of Stock subject to Option:	[●] (the “Shares”)
Per Share Exercise Price:	[●] (the “Exercise Price Per Share”)

This STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Select Energy Services, Inc., a Delaware corporation (the “Company”), and the Participant, pursuant to which the Company grants the Participant an option (the “Option”) to purchase from the Company, for the Exercise Price Per Share, up to the number of Shares set forth above pursuant to the Select Energy Services, Inc. 2016 Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan. The Option is not intended to be subject to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Terms. The terms and conditions of the Option granted hereby, to the extent not superseded by the terms and conditions contained in the Plan, are as follows:

(a) Price. The price at which each Share may be purchased shall be the Exercise Price Per Share set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

(b) Vesting. Except as otherwise provided herein, the Option shall vest and become exercisable as to 50% of the Shares on each of the first and second anniversaries of the Grant Date specified above, so long as the Participant has been continuously employed by, or has continuously provided services to, the Company or an Affiliate of the Company, as applicable, through such vesting date.

(c) Exercise Limitation. The Option may be exercised only to the extent that it is vested and may, to the extent vested, be exercised in whole or in part. Except as set forth in Section 5, (i) the Participant may not exercise the Option unless at the time of exercise the Participant has been employed by, or has otherwise provided services to, the Company or an Affiliate continuously since the Grant Date, and (ii) the unvested portion of the Option shall terminate and be forfeited immediately on the date the Participant ceases to be an employee of, or ceases providing services to, the Company or an Affiliate. The Option shall be exercisable during the lifetime of the Participant only by the Participant or the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(d) Expiration. The Option shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”) and, notwithstanding anything contained to the contrary herein, no portion of the Option shall be exercisable after such date.

2. Exercise and Payment.

(a) Manner of Exercise. The Participant (or his or her representative, guardian, devisee or heir, as applicable) may exercise any portion of the Option that has become vested in accordance with the terms of this Agreement as to all or any of the Shares by giving written notice of exercise to the Company, in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased and accompanying such notice with payment of the Exercise Price Per Share for each Share purchased. The election shall state the address to which distributions, notices, reports, or similar information are to be sent, and shall contain the Participant’s social security number or employee identification number. If the Company has elected to issue certificates for Shares, only one certificate evidencing the Shares will be issued unless the Participant otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Participant. The Participant shall not be entitled to any rights and privileges as a stockholder of the Company in respect of any of the Shares covered by the Option until such Shares shall have been purchased pursuant to the exercise of the Option by the Participant in accordance with the foregoing.

(b) Payment. Payment of the Exercise Price Per Share shall be in cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of Shares otherwise issuable pursuant to the Option) or any other legal consideration the Committee deems appropriate.

3. The Plan. It is understood that the Plan is incorporated into this Agreement by reference and made a part of this Agreement as if fully set forth in this Agreement. In the event there shall be any conflict between the Plan and this Agreement, the terms of the Plan shall control. The Committee shall have authority to interpret this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of the Option and other options granted under the Plan.

4. Withholding Tax. Prior to the exercise of the Option, and as a condition to the Company’s obligation to deliver Shares upon such exercise, or in connection with any disposition of Shares acquired pursuant to such exercise, the Participant (or any person permitted to exercise the Option in the event of the Participant’s death) shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the Option, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Option), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the

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Committee. The Participant acknowledges that there may be adverse tax consequences upon the vesting, exercise or settlement of the Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor prior to such vesting, exercise or settlement. The Participant represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

5. Termination of Employment or Other Relationship.

(a) Termination. Subject to Section 5(b) and Section 5(c), if the Participant’s employment or other service relationship with the Company or an Affiliate shall be terminated by the Company or an Affiliate or by the Participant for any reason, then the Participant shall be entitled to exercise the Option (only to the extent vested) during the one-year period following the date of the termination of such employment or service relationship.

(b) Termination without Cause, for Good Reason, or due to Death or Disability. Notwithstanding anything contained herein to the contrary, if the Participant’s employment or other service relationship with the Company or an Affiliate is terminated (i) by the Company or an Affiliate without “Cause” (as defined below), (ii) by the Participant for “Good Reason” (as defined below), or (iii) due to the Participant’s  “Disability” (as defined below) or death, the Option shall immediately become fully vested upon such termination and be fully exercisable on the date of the termination of such employment or service relationship and remain exercisable until the expiration date of the Option.

(c) For purposes of this Agreement, the following terms have the meanings set forth below:

(i) ”Cause” means “cause” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean a determination by the Company in its sole discretion that the Participant has: (A) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or an Affiliate, (B) materially breached any material provision of any written agreement between the Participant and the Company or an Affiliate or corporate policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (C) willfully engaged in conduct that is materially injurious to the Company or an Affiliate; or (D) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonestly or moral turpitude (or a crime of similar import in a foreign jurisdiction).

(ii) ”Disability” means “disability” (or a word of like import) as defined under the Participant’s employment agreement or consulting agreement with the Company or, in the absence of such an agreement or definition, shall mean the Participant’s inability to

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perform the Participant’s duties, with reasonable accommodation, due to a mental or physical impairment that continues (or can reasonably be expected to continue) for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which in either case, shall only be deemed to occur following the written determination by the Committee of any such occurrence of Disability.

(iii) ”Good Reason” means “good reason” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean (A) a material diminution in the Participant’s base salary or (B) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Grant Date; provided that, in the case of the Participant’s assertion of Good Reason, (1) the condition described in the foregoing clauses must have arisen without the Participant’s consent; (2) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (3) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (4) the date of termination of the Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.

6. Non-Transferability. During the lifetime of the Participant, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been exercised and issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder following each exercise of the Option will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in

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respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by the Option unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

9. Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to Participant or Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of exercise with respect to purchased Shares.

10. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Option thereunder pursuant to this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

11. Lock-Up Period. If so requested by the Company or any representative of the underwriters in connection with an underwritten public offering of the Company’s securities (a “Public Offering”), the Participant (or other holder) shall not sell or otherwise transfer or distribute any Stock or other securities of the Company (or any securities convertible or exchangeable or exercisable for Stock or engage in any hedging transactions relating to Stock) during the period beginning 14 days prior to the expected date of the “pricing” of such Public Offering and continuing for the 180-day period (or such other period as may be requested in writing by such underwriters and agreed to in writing by the Company) following the effective date of such Public Offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

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12. Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.

13. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Select Energy Services, Inc.
Attn: Senior Vice President, General Counsel and Secretary
515 Post Oak Blvd., Suite 200
Houston, Texas 77027

If to the Participant, to the address for the Participant indicated on the signature page to this Agreement (as such address may be updated by the Participant providing written notice to such effect to the Company).

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

14. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has

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established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

15. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

16. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

17. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18. Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

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20. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

21. Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

23. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and this Agreement shall be construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Option provided under this Agreement is exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its duly authorized officer on the date first above written, and the Participant has hereunto set his hand on such date.

COMPANY:

Select Energy Services, Inc.

By:
Name:	Holli Ladhani
Its:	President and Chief Executive Officer

PARTICIPANT:

Address:

SSN:

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EXHIBIT A

STOCK OPTION EXERCISE NOTICE

Select Energy Services, Inc.
Attn: Senior Vice President, General Counsel and Secretary
515 Post Oak Blvd., Suite 200
Houston, Texas 77027

I hereby elect to exercise the Option granted in the Stock Option Agreement described below (the “Agreement”) pursuant to the Select Energy Services, Inc. 2016 Equity Incentive Plan (the “Plan”) of Select Energy Services, Inc., a Delaware corporation (the “Company”) with respect to the number of Shares (terms capitalized but not defined in this notice are used as defined in the Agreement or the Plan, as applicable):

Grant Date:

Participant:

Number of Shares for which the Option will be exercised:

Exercise Price:

	Per Share:	$

	Total:	$

In connection with this exercise, and in order to fulfill the requirements of the Agreement and the Plan, I represent and warrant to and agree with the Company as follows:

1. Securities Law Matters. I understand that the Company and its officers are relying upon the accuracy and completeness of the information set forth herein in complying with their obligations under applicable securities laws in connection with the sale to me of the Shares for which the Option is being exercised and that the Company is not required to sell such Shares to me unless it can do so in compliance with all applicable securities laws.

2. Survival Of Covenants. I understand and agree that the provisions of the Plan and the Agreement will survive the issuance of Shares to me and that I will continue to be bound thereby.

[Signature Page Follows]

Stock Option Agreement Under the Select Energy Services, Inc. 2016 Equity Incentive Plan	Page 10

THIS STOCK OPTION EXERCISE NOTICE is executed as of _______________, 20___.

PARTICIPANT

Signature:
Print name:
Date:
Address:
SSN:

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